Exhibit 23.9

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated March 14, 1997 for Safesite Records Management Corporation included in Iron Mountain Incorporated's Form S-4/A filed with the Securities and Exchange Commission on May 13, 1997, and to all references to our Firm included in this registration statement.

                                           /s/ Arthur Andersen LLP

Boston, Massachusetts
November 13, 1998